UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022 (March 14, 2022)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

645 Fifth Avenue, 21st Floor, New York, NY 10022

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On March 14, 2022, the board of directors (the “Board”) of MSD Investment Corp. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), voted to appoint Louisa (Lucy) Rodriguez as a Class I director of the Board, a member of the Nominating Committee, a member of the Audit Committee and a member of the Pricing Committee. In connection with Ms. Rodriguez’s appointment, the Board increased the size of the Board to four directors. Ms. Rodriguez was appointed to serve as a member of the Board until the 2023 annual meeting of stockholders, or until her successor is duly elected and qualified. The Board and the Nominating Committee determined that Ms. Rodriguez is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of the Company.

Ms. Rodriguez is an Executive Vice President of Investor Relations, Corporate Communications and Public Affairs at CEMEX, S.A.B. de C.V. (“CEMEX”) (NYSE: CX). She has over 25 years of experience in international finance and capital markets. She joined CEMEX in 2006 in the Investor Relations Department where she has been involved in more than $15 billion of equity and fixed income fundraising efforts. She also represents the company in the international financial community.

Prior to CEMEX, Ms. Rodriguez spent 15 years at Citibank where she worked in capital markets origination, debt syndicate and securitization financing for Emerging Market issuers. In her early career, she worked for KPMG in their Audit Department. She is also on the board of Trinidad Cement Ltd. and TCL Group. Ms. Rodriguez holds a B.A. in Economics from Trinity College, an MBA from New York University and a Masters from Columbia University School of International and Public Affairs. She has been a Certified Public Accountant (lapsed).

Ms. Rodriguez will be entitled to an applicable retainer pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. Ms. Rodriguez has also entered into the Company’s standard indemnification agreement.

There is no other arrangement or understanding between Ms. Rodriguez and any other person pursuant to which she was appointed as a Class I director of the Board, member of the Nominating Committee, a member of the Audit Committee and a member of the Compensation Committee, nor is there any family relationship between Ms. Rodriguez and any other director of the Company or executive officers of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Ms. Rodriguez had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: March 15, 2022	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer